Exhibit 12.2

12.2 Certification of Chief Financial Officers Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

I, Luigi Ferraris, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Enel S.p.A;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date:  November 13, 2007

/s/  Luigi Ferraris
Luigi Ferraris
Chief Financial Officer

I, Claudio Machetti, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Enel S.p.A;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date:  November 13, 2007

/s/  Claudio Machetti
Claudio Machetti
Chief Financial Officer